EXHIBIT 99.1

Berkshire Hills Announces Executive Change
BOSTON, October 13, 2022 - Berkshire Hills Bancorp, Inc. (the “Company”, NYSE: BHLB) and Berkshire Bank (the “Bank”) announced today that Subhadeep Basu, Chief Financial Officer of the Company and the Bank, has resigned effective October 7, 2022, for personal reasons and to subsequently pursue other career interests.  Mr. Basu has agreed to be available as an advisor to the Company to assist with transition matters through December 31, 2022.

The Company and Berkshire Bank have appointed Senior Vice President and Chief Accounting Officer Brett Brbovic, age 42, as Interim Chief Financial Officer, effective October 7, 2022, and is in the process of searching for a new Chief Financial Officer through an executive search process. Mr. Brbovic first joined the Company and Berkshire Bank from KPMG LLP in 2012 as Vice President and Controller and has served as Senior Vice President and Chief Accounting Officer since 2015.

Berkshire CEO Nitin Mhatre stated, “We’re grateful for the contributions that Subhadeep has made in his service as CFO, and we wish him well in his future pursuits.  Our Company has made strong financial progress during his tenure.  Our leadership is committed to maintaining the momentum of our BEST strategic transformation and our entire Berkshire team is focused on our goal to be a high-performing, leading socially responsible community bank.  Brett Brbovic is a Berkshire veteran with a solid history and I’m confident in his leadership of our financial team through this transition. We have retained the firm Spencer Stuart to conduct a national search process for the CFO position.”

Mr. Basu added, "I am proud to have been part of Berkshire and working with a wonderful group of people. I am grateful for the opportunity to have been able to work together with Nitin, the Board and the team to help Berkshire progress to where it is now. My best wishes to the Berkshire team for continued success.”

Mr. Mhatre also noted, “There have been no changes to the 2022 financial guidance that we provided in our last earnings call.  We look forward to releasing our third quarter results as scheduled on October 20, 2022.”

ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank. The Bank's goal is to be a high-performing, leading socially responsible community bank in New England, Upstate New York, and beyond. Berkshire Bank provides business and consumer banking, mortgage, wealth management, and investment services. Headquartered in Boston, Berkshire has approximately $11.6 billion in assets and operates 100 financial centers in New England and New York, and is a member of the Bloomberg Gender-Equality Index. To learn more, call 800-773-5601 or follow us on Facebook, Twitter, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

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CONTACTS
Investor Relations Contacts
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206
David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973
Media Contact:
Gary Levante, SVP, Corporate Responsibility & Communications
Email: glevante@berkshirebank.com
Tel: (413) 447-1737